Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-293950 on Form F-1 of our report dated March 25, 2026, relating to the financial statements of Nasus Pharma Ltd. (the “Company”), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

August 18, 2026